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                                                                   Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ShoLodge, Inc. on Form S-3 of our reports dated March 8, 1996, appearing in the Annual Report on Form 10-K of ShoLodge, Inc. for the year ended December 31, 1995 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Nashville, Tennessee
October 17, 1996